Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS OF ZHONE AND PARADYNE

The following selected unaudited pro forma condensed combined consolidated financial statements give effect to the merger of Zhone and Paradyne under the purchase method of accounting. The pro forma adjustments are made as if the merger had been completed at the beginning of the year (January 1, 2004) for the results of operations data for the year ended December 31, 2004 and for the six months ended June 30, 2005, and for balance sheet purposes on June 30, 2005. On July 1, 2004, Zhone acquired all of the outstanding stock of Sorrento Networks Corporation. This transaction was determined to be significant to Zhone for the purposes of preparing the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2004. For the purposes of presenting the unaudited pro forma condensed combined financial data below, the statements of operations of Zhone and Paradyne for the year ended December 31, 2004 were combined with the statement of operations of Sorrento for the six months ended April 30, 2004.

Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. Any excess purchase price is recorded as goodwill. A preliminary valuation was conducted in order to assist the management of Zhone in determining the fair values of a significant portion of these assets and liabilities. This preliminary valuation has been considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed combined consolidated financial statements. The final valuation will be based on the actual net tangible and intangible assets and liabilities assumed of Paradyne that exist as of September 1, 2005, the date of the completion of the merger.

The unaudited pro forma condensed combined consolidated financial statements include preliminary estimates for liabilities resulting from integration planning, including severance, costs for vacating certain leased facilities of Paradyne, and other costs associated with exiting activities, such as the cancellation of projects in development, discontinuation of certain products and the associated assets, that affect amounts in the pro forma financial statements.

These unaudited pro forma condensed combined consolidated financial statements have been prepared based on preliminary estimates of fair values. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition, the impact of ongoing integration activities and other changes in Paradyne’s net tangible and intangible assets that occur prior to completion of the merger could cause material differences in the information presented.

These unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Zhone and the historical consolidated financial statements and accompanying notes of Paradyne as set forth in Zhone and Paradyne’s annual reports on Forms 10-K for the year ended December 31, 2004, and the unaudited consolidated condensed financial statements as set forth in Zhone and Paradyne’s Quarterly Reports on Forms 10-Q for the quarter ended June 30, 2005. The unaudited pro forma condensed combined consolidated financial statements are not necessarily indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the merger been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

BALANCE SHEET

June 30, 2005

(in thousands)

	Historical		Pro forma Adjustments			Pro forma Combined
	Zhone	Paradyne
			(note 3)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$52,594	$42,714	$—			$95,308
Accounts receivable, net of allowances for sales return and doubtful accounts	18,633	16,239	(130)	a	)	34,742
Inventories	48,119	20,067	(3,300)	c	)	64,886
Prepaid expenses and other current assets	2,729	1,699	—			4,428

Total current assets	122,075	80,719	(3,430)			199,364
Property and equipment, net	22,791	2,644	(1,150)	c	)	24,285
Goodwill	157,232	—	77,888	j	)	235,120
Other acquisition related intangible assets, net	13,333	6,130	(6,130)	b	)	68,123
			54,790	j	)
Restricted cash	758	—	—			758
Other assets	343	463	—			806

Total assets	$316,532	$89,956	$121,968			$528,456

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,034	$6,640	$(130)	a	)	$25,544
Line of credit	14,500	—	—			14,500
Current portion of long-term debt	33,371	—	—			33,371
Accrued and other liabilities	17,002	8,063	15,813	c	)	40,328
			(550)	c	)

Total current liabilities	83,907	14,703	15,133			113,743
Long-term debt, less current portion	8,867	—	—			8,867
Other long-term liabilities	1,467	—	—			1,467

Total liabilities	94,241	14,703	15,133			124,077
Stockholders’ equity:
Common stock	95	47	(47)	d	)	147
			52	k	)
Additional paid-in capital	863,031	149,650	(149,650)	d	)	1,047,380
			164,012	k	)
			20,337	l	)
Notes receivable from stockholders	(550)	(16)	16	d	)	(550)
Deferred compensation	(230)	(80)	80	d	)	(1,353)
			(1,123)	m	)
Other comprehensive income (loss)	(166)	632	(632)	d	)	(166)
Accumulated deficit	(639,889)	(74,980)	74,980	d	)	(641,079)
			(1,190)	q	)

Total stockholders’ equity	222,291	75,253	106,835			404,379

Total liabilities and stockholders’ equity	$316,532	$89,956	$121,968			$528,456

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

Year Ended December 31, 2004

(in thousands, except per share data)

	Historical			Pro forma Adjustments				Pro forma Combined
	Zhone	Sorrento*	Paradyne
				(note 3)
Net revenue	$97,168	$12,492	$102,288	$(1,109)		a	)	$210,839
Cost of revenue	55,305	9,788	62,137	(1,109)		a	)	126,121

Gross profit	41,863	2,704	40,151	—				84,718

Operating expenses:
Research and product development	23,210	4,653	15,942	—				43,805
Sales and marketing	21,958	3,826	17,691	—				43,475
General and administrative	10,416	4,480	6,806	—				21,702
Purchased in process research and development	8,631	—	927	—				9,558
Restructuring charges			1,710	—				1,710
Stock-based compensation	1,396	—	141	701		o	)	2,238
Amortization and impairment of intangible assets	10,132	—	1,572	1,619		e	)	23,654
				10,331		n	)
Other operating income (expense), net	—	21	(800)	495		p	)	(284)

Total operating expenses	75,743	12,980	43,989	13,146				145,858

Operating loss	(33,880)	(10,276)	(3,838)	(13,146)				(61,140)
Other income (expense), net	(1,561)	(2,106)	694	—				(2,973)

Loss before income taxes	(35,441)	(12,382)	(3,144)	(13,146)				(64,113)
Income tax provision	205	—	—	—				205

Net loss	$(35,646)	$(12,382)	$(3,144)	$(13,146)				$(64,318)

Basic and diluted net loss per share	$(0.42)	$(0.74)	$(0.07)					$(0.44)
Weighted average shares outstanding used to compute basic and diluted net loss per share	85,745	16,649	45,614	7,823 (16,649 (45,614 52,084	) )	f g h i	) ) ) )	145,652

*	Represents the historical results of operations of Sorrento for the six months ended April 30, 2004 prior to the acquisition by Zhone on July 1, 2004.

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

Six Months Ended June 30, 2005

(in thousands, except per share data)

	Historical
	Zhone	Paradyne	Pro forma Adjustments			Pro forma Combined
			(note 3)
Net revenue	$58,008	$54,687	$(516)	a	)	$112,179
Cost of revenue	33,240	33,188	(516)	a	)	65,912

Gross profit	24,768	21,499	—			46,267

Operating expenses:
Research and product development	11,456	8,593	—			20,049
Sales and marketing	12,848	9,048	—			21,896
General and administrative	2,874	3,415	—			6,289
Stock-based compensation	255	66	74	o	)	395
Amortization and impairment of intangible assets	4,514	1,031	3,291	n	)	9,084
			248	p	)
Other operating income, net	—	(765)	—			(765)

Total operating expenses	31,947	21,388	3,613			56,948

Operating profit (loss)	(7,179)	111	(3,613)			(10,681)
Other income (expense), net	(1,254)	613	—			(641)

Profit (loss) before income taxes	(8,433)	724	(3,613)			(11,322)
Income tax provision	53	—	—			53

Net profit (loss)	$(8,486)	$724	$(3,613)			$(11,375)

Basic and diluted net profit (loss) per share	$(0.09)	$0.02				$(0.08)
Weighted average shares outstanding used to compute basic and diluted net profit (loss) per share	94,146	47,842	(47,842 52,084)	h i	) )	146,230

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

1.	Basis of presentation

These unaudited pro forma condensed combined consolidated financial statements present the pro forma financial position and results of operations of the combined company based upon historical financial information after giving effect to the transaction and adjustments described in these footnotes. On July 1, 2004, Zhone acquired all of the outstanding stock of Sorrento Networks Corporation. This transaction was determined to be significant to Zhone for the purposes of preparing the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2004. For the purposes of presenting the unaudited pro forma condensed combined financial data below, the statements of operations of Zhone and Paradyne for the year ended December 31, 2004 were combined with the statement of operations of Sorrento for the six months ended April 30, 2004. These unaudited pro forma condensed combined consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of the effects that may be expected to occur in the future.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical financial statements of each of Zhone and Paradyne as set forth in Zhone and Paradyne’s annual reports on Forms 10-K for the year ended December 31, 2004, and the unaudited consolidated condensed financial statements as set forth in Zhone and Paradyne’s quarterly reports on Forms 10-Q for the quarter ended June 30, 2005.

The financial statements of Zhone and Paradyne are prepared in accordance with accounting principles generally accepted in the United States.

2.	Pro forma transaction

On July 7, 2005, Zhone and Paradyne entered into a merger agreement, whereby Zhone would acquire all of the issued and outstanding shares, stock options and warrants of Paradyne in exchange for the issuance of shares, stock options and warrants of Zhone. The estimated fair value per share of Zhone common stock of $3.15 is based on the average closing market price on the two days prior to the announcement of the merger, the day of announcement and the two days following the announcement.

The fair value of the Paradyne stock options and warrants, for purposes of the purchase consideration, has been calculated based on the Black-Scholes option pricing model, using a fair market value of $3.15 per share and the following assumptions:

Risk-free interest rate	3.72%
Expected dividend yield	0%
Expected life	2 years
Volatility	74.0%

The total purchase consideration is as follows (in thousands):

	Shares To be Issued by Zhone	Estimated Fair Value
Shares of common stock	52,084	$164,064
Stock options and warrants	14,615	20,337
Estimated acquisition costs to be incurred by Zhone		1,074

		$185,475

The purchase consideration was allocated to assets acquired and liabilities assumed based on management’s preliminary analysis and estimates of their fair values, which was based primarily on a preliminary valuation prepared by a third party. Management’s estimates of fair values are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable.

The preliminary allocation of the purchase price as of June 30, 2005, which is subject to change based on a final valuation of the assets acquired and liabilities assumed as of the closing date, is as follows:

Estimated Fair Value
Net tangible assets	$50,484
Goodwill	77,888
Identifiable intangible assets	54,790
In Process research and development	1,190
Deferred compensation	1,123

$185,475

The intrinsic value of the unvested stock options is recorded as deferred compensation. The allocation of the purchase price to deferred compensation will be affected by the closing price of Zhone common stock and the number of unvested options assumed on the closing date of the merger. For purposes of the pro forma condensed combined consolidated financial statements, a closing date market price of $2.65 for Zhone common stock has been used in the calculation of the intrinsic value allocated to deferred compensation. The deferred compensation will be amortized on an accelerated method over the remaining vesting periods of the options.

3.	Pro forma adjustments

The unaudited pro forma condensed combined consolidated financial statements give effect to the transaction described in Note 2 as if it had occurred on June 30, 2005 for purposes of the pro forma condensed combined consolidated balance sheet and on January 1, 2004 for purposes of the pro forma condensed combined consolidated statements of operations. The pro forma consolidated statements of operations do not include any material non-recurring charges that will arise as a result of the transaction described in Note 2. Adjustments in the pro forma condensed combined consolidated financial statements are as follows:

(a)	Adjustment to eliminate sale of products to Paradyne by Zhone.

(b)	Adjustment to eliminate Paradyne’s historical intangibles.

(c)	Adjustment to record estimated transaction and integration related costs of Zhone in the Paradyne merger, including valuation adjustments and estimated restructuring charges in accordance with Emerging Issues Task Force (“EITF” ) Issue No. 95-3.

(d)	Adjustment to eliminate Paradyne’s historical stockholders’ equity.

(e)	Adjustment to record estimated amortization of acquired intangibles assuming consummation of the Sorrento merger on January 1, 2004.

(f)	Adjustment to weight shares issued in the Sorrento merger to reflect consummation of the merger on January 1, 2004.

(g)	Adjustment to eliminate Sorrento weighted average shares.

(h)	Adjustment to eliminate Paradyne weighted average shares.

(i)	Adjustment to record incremental shares issued in the Paradyne merger.

(j)	Adjustment to record estimated goodwill and other intangible assets relating to the Paradyne merger.

(k)	Adjustment to reflect fair value of common stock issued for Paradyne.

(l)	Adjustment to reflect fair value of options and warrants assumed.

(m)	Adjustment to record deferred compensation on Paradyne’s outstanding options based upon the unvested portion of the intrinsic value of the options for which future services are required.

(n)	Adjustment to record estimated amortization of acquired intangibles assuming consummation of the merger on January 1, 2004 and useful lives of five to seven years.

(o)	Adjustment to record estimated amortization of deferred stock-based compensation.

(p)	Adjustment to record amortization of restrictive non-compete covenants.

(q)	Adjustment to record purchased in process research and development.